Exhibit 10.1

**ELEVENTH AMENDMENT TO LEASE**
(Folsom)

THIS ELEVENTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of September 28, 2026, by and between **SYUFY ENTERPRISES, L.P.**, a California limited partnership ("Landlord") and **CENTURY THEATRES, INC.**, a California corporation ("Tenant"). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

**RECITALS**

A. Landlord, as landlord, and Century Theatres of California, Inc. ("Original Tenant"), as tenant, entered into that certain Lease, dated December 1, 1995 (as amended, the "Lease"), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises located at 261 Iron Point Road, Folsom, California, which Premises are more particularly described in the Lease.

B. Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C. In addition to other amendments to the Lease, Landlord and Tenant entered into that certain Seventh Amendment, dated July 9, 2021 (the "Seventh Amendment") and that certain Eighth Amendment to Lease, dated December 20, 2021 (the "Eighth Amendment").

D. Landlord and Tenant now desire to further amend the Lease upon the terms and conditions contained herein.

**AGREEMENTS**

**NOW, THEREFORE,** in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1. Recitals Incorporation. All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2. Extension of Lease Term. Notwithstanding any provisions of the Lease to the contrary, including Section 2 of the Seventh Amendment, Landlord and Tenant agree that the current term of the Lease is hereby further extended for one (1) year commencing on October 1, 2026 and ending on September 30, 2027 (the "Fifth Renewal Term"). Tenant shall have no option or right to extend or renew the term of the Lease beyond September 30, 2027.

3. Modified Rent. During the Fifth Renewal Term, Tenant shall pay to Landlord Modified Rent (as defined in Section 2(a) of the Eighth Amendment) in lieu of Annual Fixed Rent and Percentage Rent only and shall continue to pay all Impositions, any common area maintenance charges and any and all other charges due from or to be paid by Tenant under the Lease, in accordance with Section 2(a) of the Eighth Amendment. Within fifteen (15) days after the end of each month during the Fifth Renewal Term, Tenant shall deliver a statement to Landlord certifying the amount of Gross Sales for such month.

4. Tenant's Maintenance of Premises. Annually, and no later than June 1, of every calendar year, Tenant shall deliver to Landlord written verification of Tenant's performance of its maintenance obligations under the Lease related to the Premises.

5. Lease in Full Force and Effect. Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this

Amendment shall become effective on the date of this Amendment. Except as specifically amended by this Amendment, the Lease, as previously amended, shall continue in full force and effect for the balance of the Lease Term. In the event of any conflict between the provisions of the Lease (including the Seventh Amendment and the Eighth Amendment) and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

6. Authority. Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant's execution of this Amendment have been obtained. Landlord represents and warrants to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord's execution of this Amendment have been obtained.

7. Counterparts. This Amendment may be executed via electronic signatures and in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

8. Successors and Assigns. This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

9. Further Instruments. The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

10. No Oral Agreements. This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements, and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended. Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

**LANDLORD:**

**SYFY ENTERPRISES, L.P.,**
a California limited partnership

By: Syufy Properties, Inc.,
a California Corporation
Its: General Partner

By: ______________________
Name: William Vierra
Title: Sr. Vice President

**TENANT:**

**CENTURY THEATRES, INC.,**
a California corporation

FM

By: ______________________
Name: Jay Jostrand
Title: Executive Vice President - Real Estate & Construction